Exhibit 10.2

Execution Copy

AMENDMENT NO. 1 TO

NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of August 9 , 2012 by and among INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (the “Company”), the Subsidiaries of the Company party hereto (together with the Company, hereinafter individually referred to as a “Borrower” and collectively referred to as the “Borrowers”), and Tontine Capital Overseas Master Fund II, L.P., a Cayman Islands limited partnership (“Lender”).

RECITALS:

WHEREAS, the Borrowers issued and sold to Tontine Capital Partners, L.P. on December 12, 2007, a senior subordinated promissory note (the “Note”) in the original principal amount of $25,000,000 pursuant to that certain Note Purchase Agreement dated as of the same date by and among the Borrowers (and/or certain predecessor parties thereto) and the Lender (the “Note Purchase Agreement”) (all capitalized terms used but not defined herein having the meanings ascribed thereto in the Note Purchase Agreement); and

WHEREAS, effective May 1, 2010, Tontine Capital Partners, L.P. assigned the Note and its rights under the Note Purchase Agreement to Lender; and

WHEREAS, the Borrowers and Lender acknowledge and agree that as of the date hereof, the total principal amount of the Note outstanding is $10,000,000; and

WHEREAS, the Note was subordinate to certain Indebtedness, defined as the Senior Indebtedness, of the Borrowers issued under that certain Loan and Security Agreement among the Company, the Subsidiaries party thereto, the financial institutions named therein, and Bank of America, N.A.; and

WHEREAS, the Borrowers are, effective as of the date hereof, refinancing the Senior Indebtedness and entering into a new Credit and Security Agreement by and among the Borrowers, the other Loan Parties named therein, and Wells Fargo Bank, National Association as lender (as in effect on the date hereof and as hereafter amended, supplemented or otherwise modified from time to time, the “Senior Indebtedness Credit Agreement”); and

WHEREAS, the parties hereto wish to amend certain provisions of the Note Purchase Agreement to reflect the refinancing of the existing Senior Indebtedness and the entry into the Senior Indebtedness Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1. AMENDMENT.

1.1 Amendment of Article I. Article I of the Note Purchase Agreement is hereby amended by amending the following defined terms to read in their entirety as follows:

“Borrowers” means, jointly and severally, each of Integrated Electrical Services, Inc., IES Residential, Inc., IES Commercial, Inc., IES Management ROO, LP, IES Management, LP, Integrated Electrical Finance, Inc., Key Electrical Supply, Inc., IES Purchasing and Materials, Inc. and IES Commercial & Industrial, LLC, and each of their permitted successors and assigns hereunder, and “Borrower” shall mean any one of the foregoing.

“Lender” means Tontine Overseas Capital Master Fund, II and its permitted successors and assigns hereunder.

“Senior Indebtedness” means the Indebtedness of the Company and its Subsidiaries under the Credit and Security Agreement by and among the Borrowers as borrowers thereunder, IES Operations Group, Inc. and IES Holdings LLC as guarantors thereunder, and Wells Fargo Bank, National Association as lender, as in effect on August 9, 2012, and as hereafter amended, supplemented or otherwise modified from time to time (the “Senior Indebtedness Credit Agreement”), provided that the availability under, and principal and accrued but unpaid interest outstanding at any time under, the Senior Indebtedness Loan Documents may not exceed $80,000,000 without the prior written consent of the Lenders.

“Senior Indebtedness Loan Documents” means the Senior Indebtedness Credit Agreement (as defined in the definition of Senior Indebtedness) together with all other documents and instruments defined as Loan Documents under the Senior Indebtedness Credit Agreement.

“Senior Lender” means Wells Fargo Bank, National Association, or any successor thereto under the Senior Indebtedness Loan Documents.

1.2 Amendment of Article V. Article V of the Note Purchase Agreement is hereby amended by amending Section 5.8 to read in its entirety as follows:

“5.8 Sale of Assets. Neither the Company nor any Subsidiary shall sell, lease, assign, convey, transfer or otherwise dispose of any material property or assets, whether now owned or hereafter acquired, except for (a) the disposition of obsolete or worn-out property in the ordinary course of business; (b) the sale of inventory in the ordinary course of business; (c) sales and other dispositions the net cash proceeds of which are used to repay all outstanding principal and interest accrued under the Notes; (d) sales, transfers and other dispositions permitted by the Senior Indebtedness Loan Documents, provided that any sales, transfers and other dispositions permitted by this Section 5.8(d) shall, in the aggregate, have a value of no more than $4,000,000, and provided, further, that any sales, transfers and other dispositions that are permitted by the Senior Indebtedness Loan Documents only with the prior consent of the Senior Lender shall require the prior written consent of the Lenders, which consent shall not be unreasonably withheld.”

1.3 Deletion of Schedule 5.7. The Note Purchase Agreement is hereby further amended by deleting Schedule 5.7 in its entirety

1.4 Definition of Notes. All references in the Note Purchase Agreement to a Note or Notes shall be deemed to refer to the Amended and Restated Senior Subordinated Note dated as of the date hereof in the principal amount of $10,000,000, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

2. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions:

2.1 The Lender shall have received a copy of this Agreement and the Amended and Restated Senior Subordinated Note dated as of the date hereof (the “Amended Note”), duly executed by each Borrower.

2.2 All fees and expenses required to be paid by the Borrowers to Lender shall have been paid.

2.3 The Lender shall have received a copy of the Senior Indebtedness Credit Agreement duly executed by each Borrower.

2.4 The Lender shall have received, in form and substance reasonably satisfactory to Lender, a certificate of the secretary or other authorized officer of each Borrower certifying (a) as to the names and signatures of each officer of such Borrower authorized to execute and deliver this Amendment and the Amended Note; (b) that there have been no amendments to the certificate or articles of incorporation or other organizational documents of such Borrower to the copies of such documents attached to such certificate delivered on the date hereof; and (c) as to the resolutions of such Borrower’s appropriate governing body approving and authorizing the execution, delivery and performance of this Amendment and the Amended Note.

3. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Lender, which representations and warranties shall survive the execution and delivery of this Amendment, that:

3.1 all of the representations and warranties contained in the Note Purchase Agreement are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof after giving effect to this Amendment and the Amended Note, except to the extent that any such representations and warranties expressly relate to an earlier date;

3.2 the execution, delivery and performance by the Borrowers of this Amendment and the Amended Note has been duly authorized by all necessary corporate, limited liability company or partnership action required on its part and this Amendment and the Amended Note are the legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

3.3 neither the execution, delivery and performance of this Amendment or the Amended Note by any Borrower Party, the performance by the Borrowers of the Note Purchase Agreement as amended hereby and the Amended Note nor the consummation of the transactions contemplated hereby does or shall (i) contravene, result in a breach of, or violate any provision of any Borrower’s organization documents, (ii) violate any Legal Requirement in any material respect, or (iii) conflict with or result in any material breach or contravention of, or result in the creation of any Lien (other than Permitted Liens securing the Senior Indebtedness) under, any document evidencing any material Contractual Obligation to which any Borrower is a party or any order, injunction, writ or decree of any governmental body, agency or authority to which any Borrower or its property is subject; and

3.4 after giving effect to this Amendment no Event of Default has occurred and is continuing as of the date hereof.

4. CONTINUED EFFECT OF THE NOTE PURCHASE AGREEMENT. All provisions of the Note Purchase Agreement, except as modified by this Amendment, shall remain in full force and effect and are reaffirmed. This Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Note Purchase Agreement.

5. EXPENSES. The Borrowers shall pay the reasonable fees and expenses, including without limitation reasonable attorneys’ fees and expenses and out-of-pocket travel costs and expenses, incurred by the Lenders in connection with their due diligence review of the Borrowers and the negotiation, preparation, execution, delivery and performance of this Amendment and the Amended Note and the transactions contemplated hereunder and thereunder.

6. INTERPRETATION OF AMENDMENT. In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Note Purchase Agreement, the provisions of this Amendment shall govern and control.

7. MISCELLANEOUS.

7.1 Further Assurances. Each party agrees that, from time to time upon the written request of any other party, it will execute and deliver such further documents and do such other acts and things as the other party may reasonably request to effect the purposes of this Amendment.

7.2 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

7.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. A facsimile or e-mailed “.pdf” data file copy of an original written signature shall be deemed to have the same effect as an original written signature.

7.4 Governing Law. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in the State of New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect any party’s right to serve process in any other manner permitted by law. All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all reasonable fees and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in connection with such dispute.

7.5 Captions. The captions, headings and arrangements used in this Amendment are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

7.6 No Prejudice. The terms of this Amendment shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Company, the Borrowers and the Lender have executed this Amendment as of the day and year first above written.

COMPANY:

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ ROBERT W. LEWEY
Name:	Robert W. Lewey
Title:	Senior Vice President

BORROWING SUBSIDIARIES:

IES COMMERCIAL & INDUSTRIAL, LLC

By:	/s/ ROBERT W. LEWEY
Name:	Robert W. Lewey
Title:	Vice President

IES COMMERCIAL, INC.

By:	/s/ ROBERT W. LEWEY
Name:	Robert W. Lewey
Title:	Vice President

IES MANAGEMENT, LP

By:	/s/ ROBERT W. LEWEY
Name:	Robert W. Lewey
Title:	Vice President

IES MANAGEMENT ROO, LP

By:	/s/ ROBERT W. LEWEY
Name:	Robert W. Lewey
Title:	Vice President

IES PURCHASING & MATERIALS, INC.

By:	/s/ ROBERT W. LEWEY
Name:	Robert W. Lewey
Title:	Vice President

IES RESIDENTIAL, INC.

By:	/s/ ROBERT W. LEWEY
Name:	Robert W. Lewey
Title:	Vice President

INTEGRATED ELECTRICAL FINANCE, INC.

By:	/s/ ROBERT W. LEWEY
Name:	Robert W. Lewey
Title:	Vice President

KEY ELECTRICAL SUPPLY, INC.

By:	/S/ ROBERT W. LEWEY
Name:	Robert W. Lewey
Title:	Vice President

[Lender’s signature on next page]

LENDER:

TONTINE CAPITAL OVERSEAS MASTER FUND II, L.P.

By:	Tontine Assets Associates, LLC, its general partner

	By:	/s/ JEFFREY GENDELL
Jeffrey L. Gendell, as managing member

[Lender’s signature page to Amendment No. 1 to Note Purchase Agreement]